Exhibit 99.1

BIOSTAR PHARMACEUTICALS, INC. BEGINS CONSTRUCTION OF RAW MATERIAL PROCESSING FACILITY OF THE HERBAL PLANTATION BASE

Press Release
Source: Biostar Pharmaceuticals, Inc.
On Monday June 29, 2009, 8:00 am EDT

XIANYANG, China, June 29 /PRNewswire-Asia-FirstCall/ -- Biostar Pharmaceuticals, Inc. (OTC Bulletin Board: BSPM - News; "Biostar" or "the Company"), a Xianyang based developer, manufacturer and supplier of pharmaceutical products and medical nutrients addressing a variety of diseases and conditions, today announced it began construction of its raw material processing facility.

Biostar has finished the engineering design and commenced construction for its new raw material processing facility which is expected to be completed in the fourth quarter of 2009.

The raw material processing facility is part of the Company's herbal plantation base. In the herbal plantation base, twelve most widely used medicinal Chinese herbs including Ginkgo, Prickly Ash, Red Sage Root, Schisandra Chinensis, Eucommia were planted, occupying 330,000 square meters. With a favorable climate benefiting the herb yield, the Company expects an initial harvest in September 2009. Approximately 15% of the harvested herbs will be used as raw material reserves for the Company's own production which is expected to lower its production costs while reducing its dependence on third-party suppliers. The remaining 85% will be sold to other pharmaceutical companies, wholesalers and retailers which generates additional revenue for the Company.

"The building of our herbal plantation base represents a key component of our strategic plan and will diversify and increase our revenue. The raw material processing facility enables us to closely control our product quality and ensure we have sufficient supply of key raw materials to meet our growth objectives," said Mr. Wang Ronghua, Chairman and CEO of Biostar Pharmaceuticals, Inc. "We are on track to complete the raw material processing facility in the fourth quarter of 2009. We expect this project to further increase our gross margin and provide incremental revenue for year 2009 and beyond."

About Biostar Pharmaceuticals, Inc.

Biostar Pharmaceuticals, Inc., through its wholly-owned subsidiary in China, develops, manufactures and markets pharmaceutical and medical nutrient products for a variety of diseases and conditions. The Company's most popular product is its Xin Ao Xing Oleanolic Acid Capsule, an over-the-counter ("OTC") medicine for chronic hepatitis B, a disease affecting approximately 10% of the Chinese population. In addition to its hepatitis product, Biostar manufactures two broad-based OTC products, two prescription-based pharmaceuticals and ten nutrients. The Company has adopted international standards and is in the process of applying for three patents.

Safe Harbor

Certain statements in this release concerning our future growth prospects are forward-looking statements, within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which involve a number of risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. The risks and uncertainties relating to these statements include, but are not limited to, risks and uncertainties regarding the success of our investments, risks and uncertainties regarding fluctuations in earnings, our ability to sustain our previous levels of profitability including on account of our ability to manage growth, intense competition, wage increases in China, our ability to attract and retain highly skilled professionals, time and cost overruns on fixed-price, fixed-time frame contracts, client concentration, our ability to successfully complete and integrate potential acquisitions, withdrawal of governmental fiscal incentives, political instability and regional conflicts and legal restrictions on raising capital or acquiring companies outside China. Additional risks that could affect our future operating results are more fully described in our United States Securities and Exchange Commission filings including our S-1 dated June 27, 2008, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, our 10-K for the year ended December 31, 2008, and other recent filings. These filings are available at www.sec.gov. We may, from time to time, make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. We do not undertake to update any forward-looking statements that may be made from time to time by or on our behalf.

    For further information, contact:

     Ms. Elaine Zhao, CFO
     Tel:   +1-626-456-2789
     Email: elaine@biostarpharmaceuticals.com

     John Mattio
     HC International, Inc.
     Tel:   US +1-914-669-5340
     Email: john.mattio@hcinternational.net
     Web:   http://www.hcinternational.net